Boston Scientific to Acquire Vessix Vascular, Inc.
Company to Strengthen Hypertension Program with Acquisition of Renal Denervation Technology

Natick, Mass. (Nov. 8, 2012) - Boston Scientific Corporation (NYSE: BSX) is extending its reach into the strategically critical renal denervation market by signing a definitive agreement to acquire Vessix Vascular, Inc., a privately held company based in Laguna Hills, California. Vessix Vascular has developed a catheter-based renal denervation system for the treatment of uncontrolled hypertension. The acquisition is expected to close by the end of November 2012.

“Hypertension is a major global healthcare challenge, affecting more than one billion people worldwide,” said Mike Mahoney, president and chief executive officer at Boston Scientific. “Renal denervation represents a potential breakthrough therapy for the treatment of uncontrolled hypertension and is an important part of the Boston Scientific growth strategy. The acquisition of Vessix Vascular adds a second generation, highly differentiated technology to our hypertension strategy while accelerating our entry into what we expect to be a multi-billion dollar market by 2020.”

Hypertension is the leading attributable cause of death worldwide. Despite the widespread availability of antihypertensive medications, the blood pressure of many patients remains high and uncontrolled. Renal denervation is an emerging, catheter-based therapy for medication-resistant hypertension that uses radiofrequency energy to disrupt the renal sympathetic nerves whose hyperactivity leads to uncontrolled high blood pressure. Renal denervation has been demonstrated in published clinical studies to significantly reduce systolic blood pressure.

The Vessix Vascular V2 Renal Denervation System™ has received CE Mark in Europe and TGA approval in Australia. Vessix Vascular has initiated the REDUCE-HTN post-market surveillance study and expects to initiate a full launch of the product in CE Mark countries in 2013.

A high-resolution image of the Vessix Vascular V2 Renal Denervation System is available for download at: http://bostonscientific.mediaroom.com/image-gallery?mode=gallery&cat=1762 .

“The Vessix System offers the potential for a significant step forward in the treatment of uncontrolled hypertension,” said Prof. Horst Sievert, M.D., Ph.D., Director of the CardioVascular Center Frankfurt, Sankt Katharinen Hospital, in Frankfurt, Germany. “In my experience, the system offers ease of use, faster treatment times with decreased patient discomfort and an intuitive approach to renal denervation that leverages the expertise of the interventionalist with balloon catheter technology.”

“We expect that hypertension therapies will be a key growth driver for Boston Scientific going forward,” said Jeff Mirviss, president of the Peripheral Interventions business for Boston Scientific. “We believe the Vessix Vascular Renal Denervation System will position us for leadership in this important market. We look forward to offering this technology to help patients better control their blood pressure, which also may lead to reduced healthcare costs associated with uncontrolled hypertension.”

Upon completion of the acquisition, Vessix Vascular will become part of the Peripheral Interventions business at Boston Scientific. The portfolio of this business includes products that treat vascular system blockages in areas such as the carotid and renal arteries and the lower extremities.

“Physician response to the V2 Renal Denervation System has been outstanding,” said Raymond W. Cohen, chief executive officer at Vessix Vascular. “We are confident that the combination of the Vessix Vascular renal denervation technology with the Boston Scientific broad global clinical and commercial scale will result in a new standard for the treatment of uncontrolled hypertension.”

The agreement calls for an upfront payment of $125 million, plus additional clinical- and sales-based milestones aggregating a maximum of $300 million over the period between 2013 and 2017. Boston Scientific currently expects the net impact of this transaction on adjusted earnings per share to be immaterial for years 2013 and 2014 and break-even to accretive thereafter, and more dilutive on a GAAP basis as a result of acquisition-related net charges and amortization, which will be determined during the fourth quarter.

The V2 Renal Denervation System is an investigational device and not available for use or sale in the United States.

About Vessix Vascular
Founded in 2003, Vessix is a private company developing novel RF balloon catheter and bipolar RF generator technology. The company has operations in the United States and in Europe, and is backed by world-class European and U.S. venture capital firms including NeoMed Management, Edmond de Rothschild Investment Partners, OrbiMed Advisors LLC and Christopher Weil & Company.

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. For more information, please visit: http://www.bostonscientific.com/.

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CONTACT:	Steven Campanini
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Media Relations
Boston Scientific Corporation
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Michael Campbell
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508-650-8023 (office)
Boston Scientific Corporation
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